Exhibit 10.44

Second Amendment to Independent Contractor and Consultant Agreement

This Second Amendment to Independent Contractor and Consultant Agreement (this "Amendment") is entered into as of March 1, 2022 (“Effective Date”), by and between Laureate Education, Inc. ("Client") and MC Consultoria and Assesoria Empresarial LTDA (“Consultant”), enrolled with the CNPJ under No. – 42.272.712/ 0001-00 ("Consultant"), of Alameda Rio Negro, 503-23o Andar-Sala 2313 B – Alphaville, Barueri/SP, Brasil, ZIP: 06454-000, and is subject to the following terms and conditions.

I. Background

Client and Consultant executed that certain Independent Contractor and Consultant Agreement dated as of May 28, 2021, as amended by that certain Amendment to Independent Contractor and Consultant Agreement dated as of July 21, 2021 (as amended, the “Consultant Agreement”) pursuant to which Client retained Consultant to provide the services as set forth in the Consultant Agreement.

Client and Consultant reviewed the consideration paid by Client to Consultant and have agreed to amend the consideration for the period commencing March 1, 2022 through February 28, 2023 in accordance with the terms and conditions of this Amendment.

II. Compensation during the Extended Term

Client and Consultant agree that for the services to be provided by Consultant to Client during the one-year period starting March 1, 2022, Client shall pay Consultant an Annual Base Fee of BRL 2,090,000, which shall be paid in twelve (12) equal monthly installments over a calendar year period, with each monthly installment being equal to BRL 160,769.23. Accordingly, to reflect the change in the Annual Base Fee, the section entitled “Annual Base Fee” in the table on Schedule A to the Consultant Agreement is deleted in its entirety and replaced with the following:

Annual Base Fee:
BRL 2,090,000, which shall be paid in twelve (12) equal monthly installments over a calendar year period, with each monthly installment being equal to BRL 160,769.23. In addition, every December, the Consultant will receive one extra monthly fee, equivalent to 13th monthly. The 13th monthly payment shall be calculated based on the average of Annual Base Fee, Annual Bonus and any other cash consideration provided by Client to Consultant during such year, and in any event, calculated in accordance with applicable Brazil laws and regulations.

III. Miscellaneous

Except as expressly set forth in this Amendment, the terms of the Consultant Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

CONSULTANT                LAUREATE EDUCATION, INC.
By: Marcelo Barbalho Cardoso        By:     Luis H. Novelo
(signature)                    (signature)

Name: Marcelo Barbalho Cardoso        Name:      Luis H. Novelo
(Print name)                    (Print name)

Title:     EVP and COO                Title:     SVP and CHRO

Date: March 16, 2022            Date:     March 8, 2022

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